Exhibit 99.1

Seelos Therapeutics Completes Acquisition of Trehalose from Bioblast Pharma

Diversifies Seelos' pipeline in rare diseases

Collaborates with Team Sanfilippo Foundation in development of Trehalose in Sanfilippo syndrome

NEW YORK, Feb. 19, 2019 (GLOBE NEWSWIRE) -- Seelos Therapeutics, Inc. (Nasdaq: SEEL), a clinical-stage biopharmaceutical company, announced today a definitive agreement with Bioblast Pharma Ltd., (Nasdaq: ORPN), whereby Seelos acquired all development and commercial rights to Bioblast's proprietary trehalose 90 mg/mL IV (Trehalose) solution as well as the existing inventory of the drug which should be sufficient to fulfill its current research needs. Trehalose, which is currently an investigational molecule, has been studied in prior phase 2 clinical studies in over 70 patients with two rare diseases and demonstrated a favorable safety profile and promising efficacy signal.

Under the terms of the acquisition, Seelos assumed a collaborative agreement with Team Sanfilippo Foundation (TSF), a nonprofit medical research foundation founded by parents of children with Sanfilippo syndrome. TSF, upon approval by the FDA, plans to begin an open label, Phase 2(b) clinical trial in up to 20 patients with Sanfilippo syndrome and Seelos will provide the clinical supply of Trehalose. The terms of the agreement entitle Seelos access to all clinical data from this trial. Based on the pre-clinical and in-vitro studies, there is a sound scientific rationale for developing Trehalose for the treatment of Sanfilippo syndrome.

"The acquisition of Trehalose, along with our collaboration with TSF, are each important to understand in terms of their significance," said Raj Mehra, PhD, Chairman, Founder, and Chief Executive Officer, Seelos Therapeutics. "Taken together, these are validating achievements for Seelos' collaborative approach and speaks to the clinical and moral imperative to address the needs of patients with Sanfilippo syndrome, the need to rapidly advance novel therapeutics like Trehalose, and the need to continue to evaluate Trehalose in a range of such rare and devastating diseases including continuing the prior work in oculopharyngeal muscular dystrophy and spinocerebellar ataxia type 3."

"Our hope through this study is to evaluate the safety and efficacy of Trehalose in all forms of Sanfilippo, which is a devastating terminal disease that took the lives of 16 children last year," said Kathleen Buckley, President of the New York-based TSF. "Our team has tirelessly worked to raise proceeds to fund this study. If successful, we will work with the regulatory agencies in the US and EU to get this drug approved and into the hands of our families."

Under the terms of the agreement, Seelos made an upfront payment to Bioblast and will make certain additional milestone payments upon the achievement of clinical and regulatory milestones, plus a royalty upon clinical success, and approval for commercialization. Full terms of this agreement are disclosed in the Current Report on Form 8-K, filed by Seelos with the Securities and Exchange Commission today.

About Trehalose

Trehalose is a protein stabilizer that also activates autophagy and crosses the blood-brain-barrier. Trehalose is a low molecular weight disaccharide (.342 kDa) that protects against pathological processes in cells. It has been shown to penetrate muscle and cross the blood brain barrier. In animal models of several diseases associated with abnormal cellular-protein aggregation, it has been shown to reduce pathological aggregation of misfolded proteins as well as to activate autophagy pathways through the activation of Transcription Factor EB ("TFEB"), a key factor in lysosomal and autophagy gene expression. Activation of TFEB is an emerging therapeutic target for a number of diseases with pathologic accumulation of storage material.

Trehalose 90 mg/mL IV solution has demonstrated promising clinical potential in prior phase 2 clinical development for oculopharyngeal muscular dystrophy (OPMD) and spinocerebellar ataxia type 3 (SCA3, also called Machado Joseph disease), with encouraging safety and efficacy results thus far. These pathological proteins aggregate within cells, eventually leading to cell death. Prior preclinical studies indicate that this platform has the potential to prevent mutant protein aggregation in other devastating PolyA/PolyQ diseases.

Two U.S. patents for parental administration of trehalose exist for patients with OPMD and SCA3; both are expected to expire in 2033. In addition, Orphan Drug Designation for OPMD and SCA3 has been secured in the U.S. and in the EU.

About Seelos Therapeutics, Inc.

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and in rare diseases. The Company's portfolio includes several late- stage clinical assets targeting psychiatric and movement disorders, including orphan diseases. Seelos is based in New York, New York. Seelos' common stock is traded on The Nasdaq Capital Market under the symbol "SEEL". For more information, please visit our website: www.seelostherapeutics.com, the content of which is not incorporated herein by reference.

About Bioblast Pharma Ltd.

Bioblast Pharma Ltd. (Nasdaq: ORPN) is a clinical-stage biotechnology company committed to developing clinically meaningful therapies for patients with rare and ultra-rare genetic diseases. For more information, please visit: www.bioblastpharma.com, the content of which is not incorporated herein by reference.

About Team Sanfilippo Foundation

Team Sanfilippo Foundation (TSF) is a nonprofit medical research foundation founded in 2008 by parents of children with Sanfilippo Syndrome. TSF's mission is to fund potential therapies that can be in clinical trials in the near future. Team Sanfilippo is dedicated to providing assistance to families to gain access to clinical trials, treatments and compassionate use. Team Sanfilippo remains dedicated to getting children of all ages access to clinical trials and treatments and assistance to families enrolled in clinical trials. For more information, please visit teamsanfilippo.org.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss Seelos' future operations and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones and related timing; the nature, strategy and focus of Seelos' business; the development and commercial potential and potential benefits of any of Seelos' product candidates including Trehalose; and that Seelos' product candidates have the potential to address critical unmet needs of patients with serious diseases and conditions. Seelos may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Seelos' current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Seelos could differ materially from those described in or implied by the statements in this press release, including: the uncertainties associated with the clinical development and regulatory approval of Seelos' product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of Seelos' product candidates may not be predictive of future results; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the those risks discussed in Seelos' filings with the Securities and Exchange Commission. Except as otherwise required by law, Seelos disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Contact information:

Anthony Marciano
Head of Corporate Communications Seelos Therapeutics, Inc.
anthony.marciano@seelostx.com
www.seelostherapeutics.com